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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT:   JANUARY 5, 1999
              (DATE OF EARLIEST EVENT REPORTED: JANUARY 4, 1999)


                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     TEXAS                    1-13565               76-0535259
(STATE OR OTHER            (COMMISSION          (I.R.S. EMPLOYER
 JURISDICTION               FILE NUMBER)          IDENTIFICATION NO.)
 OF INCORPORATION)


    8 GREENWAY PLAZA, SUITE 1500
          HOUSTON, TEXAS                              77046
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)




      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100


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ITEM 5.     OTHER EVENTS

     Private Debt Offering

     On January 4, 1999, Group Maintenance America Corp. issued a press release announcing that it plans to sell $130.0 million aggregate principal amount of Senior Subordinated Notes, due 2009, in a private offering to institutional buyers. A copy of such press release has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     Letters of Intent

     On January 4, 1999, Group Maintenance America Corp. issued a press release announcing that it signed three letters of intent to acquire companies with combined annual revenues of approximately $150 million. The proposed acquisitions, which are expected to close in the first calendar quarter of 1999, are subject to negotiation of definitive documents, receipt of necessary governmental approvals, due diligence, and other conditions. A copy of such press release has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed with this report:

99.1 Press Release issued January 4, 1999 by Group Maintenance America Corp. with respect to the proposed sale of senior subordinated debt.

99.2 Press Release issued January 4, 1999 by Group Maintenance America Corp. with respect to the execution of letters of intent to acquire companies with combined annual revenues of approximately $150 million.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.



                              By: /s/ Randolph W. Bryant
                                 -----------------------------------
                                 Randolph W. Bryant
                                 Senior Vice President
                                 and General Counsel


Date:   January 5, 1999

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                               INDEX OF EXHIBITS

99.1      Press Release issued January 4, 1999 by Group Maintenance America
           Corp. with respect to the proposed sale of senior subordinated debt.

99.2      Press Release issued January 4, 1999 by Group Maintenance America
           Corp. with respect to the execution of letters of intent to acquire companies with combined annual revenues of approximately $150 million.